Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
SMF Energy Corporation:

We have issued our report dated September 28, 2010 with respect to the consolidated financial statements of SMF Energy Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 2010, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

 /s/ Grant Thornton LLP

Fort Lauderdale, Florida
November 15, 2010